EXHIBIT (10)(i)


Form of Employment Contract for Chairman, and for President of the Company.


   (Summary of Contracts at Item 10(a) and footnote (1) to the table therein)

                                                                 EXHIBIT (10)(i)

                             EMPLOYMENT AGREEMENT
                             --------------------

         AGREEMENT made as of April 1, 20____ between __________ ("Employee") and THERMODYNETICS, INC., a Connecticut corporation whose principal place of business is located in Windsor, Connecticut (the "Company").

                                    RECITALS

A. The Company desires to continue to retain the services of the Employee and the Employee desires to remain employed in the executive capacity as more fully described below for the Term of this Agreement and any extensions thereof.

B. The Company and its subsidiaries are in the business of designing and manufacturing highly specialized surface enhanced metal tubes and related assemblies for heat transfer, automotive, appliance, furniture and plumbing connection applications.

C. Employee acknowledges that (1) in the event his employment with the Company terminates for any reason, he will be able to earn a livelihood without violating the non-competition restrictions set forth herein and (2) that his ability to earn a livelihood without violating such restrictions is a material condition to his employment with the Company.

D. Employee represents and warrants to the Company that he is not a party to any agreement with any party, other than the Company, containing a non-competitive provision or other restriction with respect to (a) the nature of any services or business which he is entitled to perform or conduct for the Company, or (b) the disclosure or use of any information which directly or indirectly relates to the nature of the business of the Company or the services to be rendered by Employee under this Agreement.

E. It is expected that the Company from time to time will consider the possibility of a Change of Control. The Board of Directors of the Company recognizes that such consideration can be a distraction to the Employee and can cause the Employee to consider alternative employment opportunities.

         For the reasons set forth above, and in consideration of the mutual covenants and promises of the parties hereto, the Employee and Company agree as follows:

         1.  EMPLOYMENT_ (a) In consideration  for the compensation  provided in
Section 3 hereof, the Company agrees to continue to employ the Employee, and the Employee agrees to continue to provide his services, in the capacity of _______________ of the Company. The duties and responsibilities of the Employee shall be those that are normally associated with that position for which he is employed. However, the Company and the Employee acknowledge that as a result of other business obligations and interests of the Employee, the Employee may be required to perform his duties during his personal time as well his then available business time.

                  (b) NON-EXCLUSIVE_EMPLOYMENT. Employee is permitted to pursue such other business activities, ventures, dealings and relationships as Employee so desires; provided however, such business activities neither violate the non-competition covenants in Section 10 nor conflict with the business of the Company.

         2. TERM. The term of employment shall commence from the date hereof and continue until March 31, 20____ unless otherwise terminated as provided in
Section 8, below. At the option of the Employee, this Employment Agreement may be renewed for one additional and consecutive five year term upon the same terms and conditions by the Employee giving the Company notice.

         3. COMPENSATION. For the term of this Agreement, and any renewal thereof, the Company shall pay to the Employee as compensation, a basic salary at the rate of ______________ Dollars ($________.00) per year payable no less often than monthly; provided however at April 1 of each year this Agreement is in effect, commencing April 1, 2005, the basic salary shall be adjusted upward to the extent that the Consumer Price index for all Urban Consumers for the New York, New Jersey, and Connecticut Region increased from the immediately preceding April 1.

         4. EXPENSES. The Company shall reimburse the Employee for such business expenses as may be reasonably incurred by the Employee on behalf of the Company. The Company shall also provide income tax or estate planning services for the Employee or his estate at an amount not to exceed $_______ per year.


         5. MEDICAL BENEFITS, The Company shall provide the Employee and his immediate dependents with "Dollar One" basic medical insurance coverage together with unlimited major medical (of all kinds) coverage with 100% coverage by means of individual policies of such insurance if not available under the Company group insurance programs, or the Company may self-insure.

         6. INSURANCE. The Company shall provide the Employee with group-term life insurance coverage of no less than $_________. The Company shall also provide to the Employee $________ annually in order that the Employee may purchase additional coverages of Employees choosing.

         7. DISABILITY. In the event that the Employee shall become disabled so that he cannot perform the duties called for under this Agreement he shall receive disability payments from the Company equal to the annual salary of Employee at the date of incurring the disability for _____ years from the date of incurring such disability and shall be paid monthly. To the extent that the Employee is partially disabled, the obligations under this Section 7 shall be reduced proportionately


         8. TERMINATION_ The Employee may terminate this Agreement upon _____ days prior written notice to the Company. In the event of termination, whether voluntary or involuntary, the Employee may not compete with the Company within the United States for a period of ____ years after termination in accordance with Section 12 hereof. The Employee also agrees to assign to the Company, royalty-free, all inventions, patents, trademarks and copyrights created by the Employee from the date of this contract and extending ______ months beyond termination, and relating to the Company's business. In the event that the Employee shall be terminated involuntarily he shall receive his annual salary at the rate in effect at the time of such involuntary termination each year for 5 years, payable no less frequently than monthly, as termination compensation. In the event there is a change in control of the Company, and the Employee is terminated, the Employee shall receive twice the amount of termination compensation that would otherwise be due.

         9. TERMINATION FOR CAUSE AND SEVERANCE COMPENSATION

         (a) The employment of Employee under this Employment Agreement, and the term hereof, may be terminated by the Company for cause at any time. For purposes hereof, the term "cause" means:

            (i) Employee's fraud, dishonesty, willful misconduct, or gross negligence in the performance of Employee's duties hereunder, including willful failure to perform such duties as may properly be assigned him hereunder;

            (ii) Employee's material breach of any provision of this Employment Agreement.

         (b) Any termination by reason of the foregoing shall not be in limitation of any other right or remedy the Company may have under this Employment Agreement or otherwise.

         In the event the Company exercises its right under this Paragraph 9 to terminate this Employment Agreement for cause, Employee shall have the right to challenge this action by seeking arbitration. Said arbitration proceedings shall commence with Employee filing a written demand therefor with the American Arbitration Association ("AAA"), Hartford, CT office, within twenty (20) days after receipt of notice of termination. Arbitration shall be governed by AAA Labor Arbitration Rules.

         10. OPTIONAL TERMINATION UPON CHANGE OF CONTROL

         (a) In the event that there is a Change in Control of the Company, Employee may, at Employee's option, terminate this Employment Agreement at any time thereafter upon thirty (30) days written notice to the Company. If Employee exercises this right to terminate, no later than Employee's last day of employment, he shall be paid in lump sum the amount of ______ (____) months' Base Salary.

         Furthermore, in the event that there is a Change in Control of the Company and the successor in control, without cause, terminates this Employment Agreement, Employee shall be paid in lump sum an amount equal to (i) Employee's then Base Salary for _________ (____) months; and (ii) _____ (___) times the average of the cash bonuses, if any, paid to Employee by the Company for the ______ (___) prior years. If the successor in control changes Employee's title, substantially changes Employee's duties or functions from those which he previously performed hereunder, or, except for the inherent travel requirements of Employee's positions, requires Employee to perform Employee's duties outside of the metropolitan areas of __________________, relocate Employee's present address, the successor in control shall be deemed to have constructively terminated Employee's services without cause.

A "Change in Control" shall mean a change in control of the Company of a nature that would be required to be reported in response to Item 6(e) of Schedule 14A of Regulation 14A promulgated under the Securities Exchange Act of 1934 (as in effect on the effective date of this Employment Agreement, the "Exchange Act"), whether or not the Company is then subject to such reporting requirement; provided that, without limitation, such a Change in Control shall be deemed to have occurred if(i) any "person" (as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended) becoming the "beneficial owner" (as defined in Rule 13d-3 under said Act), directly or indirectly, of securities of the Company representing fifty percent (50%) or more of the total voting power represented by the Company's then outstanding voting securities; or

            (i)______any "person" (as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended) becoming the "beneficial owner" (as defined in Rule 13d-3 under said Act), directly or indirectly, of securities of the Company representing fifty percent (50%) or more of the total voting power represented by the Company's then outstanding voting securities; or

            (ii) a change in the composition of the Board, as a result of which fewer than a majority of the directors are Incumbent Directors. "Incumbent Directors" shall mean directors who either (A) are directors of the Company as of the date hereof, or (B) are elected, or nominated for election, to the Board with the affirmative votes of at least a majority of those directors whose election or nomination was not in connection with any transactions described in subsections (i) or (iii) of this Paragraph 10 or in connection with an actual or threatened proxy contest relating to the election of directors of the Company; or

            (iii) the stockholders of the Company approve (A) a merger or consolidation of the Company with any other corporation, other than a merger or consolidation that would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than fifty (50) percent of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation, or (B) a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all of its assets.

         The term "Continuing Directors" shall mean individuals who constitute the Board of Directors of the Company as of the effective date of this Employment Agreement and any new director(s) whose election by such Board or nomination for election by the Company's stockholders was approved by a vote of at least two thirds of the directors then in office who either were directors as of the effective date of this Employment Agreement or whose election or nomination for election was previously so approved.

         (b) If it shall be determined that any payment or distribution to or for the benefit of Employee pursuant to this Paragraph 10 ("Severance Payments") would be subject to the excise tax imposed by Section 4999 of the Internal Revenue Code (the "Excise Tax"), then Employee shall be entitled to receive from the Company an additional payment (the "Excise Tax Gross-Up Payment") in an amount such that the net amount retained by Employee, after the calculation and deduction of any Excise Tax on the Severance Payments and any federal, state, and local income taxes and Excise Tax on the Gross-Up Payment provided for in this Paragraph 9, shall be equal to the Severance Payments. In determining this amount, the amount of the Excise Tax Gross- Up Payment attributable to federal income taxes shall be reduced by the maximum reduction in federal income taxes that could be obtained by the deduction of the portion of the Excise Tax Gross-Up Payment attributable to state and local income taxes. Finally, the Excise Tax Gross-Up Payment shall be reduced by income or excise tax withholding payments made by the Company to any federal, state, or local taxing authority with respect to the Excise Tax Gross-Up Payment that was not deducted from compensation payable to Employee.

         (c) CHANGE OF CONTROL ACCELERATION. In the event of a Change of Control, all stock options, stock grants and stock purchase rights granted by the Company to the Employee shall immediately become vested.

          11,     CONFIDENTIAL INFORMATION.

         (a) DISCLOSURE OF INVENTIONS. The Employee will disclose promptly and in writing to the head of the division or department of the Company in which he is engaged or to such other person as the Company may designate, all ideas, concepts, inventions, devices or improvements, whether patentable or not ("inventions") which the Employee, alone or with others, may conceive or reduce to practice during the term of his engagement by the Company, whether during or out of the usual hours of work, which he may do for the Company: and which relate to business of the character now or hereafter carried an by the Company during the period of engagement.

         (b) PROTECTION. OF CONFIDENTIAL INFORMATION_ The Employee recognizes that the Company owns certain "Confidential Information," including but not limited to, secret or confidential technology, proprietary information, trade secrets, business plans, information, Inventions, metal tubes, and the like, and that the Company had disclosed or may disclose to hire from time to time portions of such Confidential Information. The Employee will maintain the confidential status of such Confidential Information; will not reveal the content or the existence of such Confidential information to persons not authorized in writing by the Company to receive such Confidential Information; and will take all reasonable steps necessary to prevent unauthorized parties from obtaining such Confidential Information. The Employee will not make or permit to be made an copies, abstracts or summaries of any Company reports, Company papers or Company documents, except in pursuance of his duties hereunder and for the sole use and account of the Company or its nominees.



         (c) INVENTIONS POST-ENGAGEMENT- For a period of one year after termination for any reason of the Employees engagement with the Company, the

Employee will disclose promptly and in writing to the head of the division or department of the Company in which he was engaged or to such other person as the Company may designate, all Inventions which the Employee, alone or with others, may conceive or reduce to practice which arise out of, or relate to or are derived from the Confidential Information disclosed to the Employee during the term of his engagement, and which relate to business of the character now or hereafter carried an by the Company during the Employee's period of engagement.


         (d) TITLE TO INVENTIONS. The Employee will assign, transfer, convey and deliver to the Company, and hereby does assign, transfer end convey to the Company all right, title and interest in and to all inventions required to be disclosed by the Employee to the Company under Sections 9(a) and 9(c) of this Agreement and all patents and patent applications (including continuations, continuations-in-part, divisions, reissues, renewals and extensions) for all countries relating to such Inventions. The Employee will, during the term of his engagement and at any time thereafter, execute all papers and perform all acts and cooperate with the Company and its counsel in any other way which, in the sole view of the Company, is necessary and proper to make this Agreement effective. All expenses in connection with the obligations of the Employee under this Section 9(d) shall be borne by the Company or its nominee.

         (e) RETURN OF INFORMATION. The Employee agrees that he will, upon leaving his position with the Company, promptly deliver to the Company all originals and copies of disclosures, drawings, prints, letters.. notes, reports, whether typed, handwritten or otherwise, belonging to the Company which are in his possession or under his control; and he agrees that he will not make or retain or give away the originals or copies of such disclosures, drawings, prints, letters, notes or reports, nor use any of the information contained therein except for the benefit of the Company either during the period of his engagement or Thereafter.

         (f) DUTY TO DISCLOSE. Termination of engagement shall not release the Employee from any obligation under this Agreement as to any Invention which the Employee has a duty to disclose to the Company under Sections 9(a) and 9(c) of this Agreement.

         (g) RECORDS_ The Employee will make and maintain adequate and current written records of all inventions, in the form of notes, sketches, drawings, or reports relating thereto, which records shall be and shall remain the property of the Company and shall be available to the Company at all times.

         (h) REPRESENTATIONS, The Employee represents that, except as set forth in SCHEDULE A of this Agreement (Schedule A is attached hereto), the Employee:
            (i)  claims no rights to any Invention:
                 1. conceived by him or others prior to his engagement, or
                 2. otherwise outside the scope of this Agreement; and
            (ii) has no prior  agreements or  obligations  which  conflict with the Company's rights under this Agreement.

Unless the Employee notifies the Company in writing before making any disclosure or performing or causing to be performed any work for or on behalf of the Company which relates to any Invention or conflicts with any agreement or Invention set forth in Schedule A of this Section 11, and/or if no Schedule A is attached hereto, the Company may assume that no such Invention or conflict exists, and the Employee will make no claim against the Company with respect to or in connection with the use of any such Invention:


                  conceived by him or others prior to his engagement, or otherwise outside the scope of this Agreement; and

in any work or the product of any work which the Employee performs or causes to be performed for or on behalf of the Company.

         12. COVENANT Not to Compete

         (a) While Employee is an employee of the Company, Employee has a duty of loyalty to the Company and shall not compete with the Company in any manner.

         (b) For a period of ______ (____) months after Employee's employment with the Company has been terminated for any reason, with or without cause.

            (i) Employee agrees not to perform any services of a similar or more advanced nature as those currently performed for the Company, as an employee, agent, independent contractor, director, officer, owner, or otherwise for any person, company or entity which is or intends to enter the heat exchange field and/or use technology involving, creating or using metal tubes, competitive with the Company within the United States of America and/or Puerto Rico- This covenant not to compete shall not bar Employee from obtaining a position with less responsibilities, authority or prestige with another employer provided such position shall not place Employee in a situation or under conditions such that it is reasonably foreseeable that he may, either inadvertently or otherwise, disclose or utilize information, skills or techniques which are confidential, proprietary to and are trade secrets of the Company, and are important to the Company's business, growth and/or survival,

            (ii) Employee will not directly or indirectly sell any of the Company's products to those persons or entities who are or were customers of the Company or for whose accounts Employee was responsible while in the employ of the Company; and Employee will not directly or indirectly sell any of the Company's products to any person, company, firm, or entity who is or was a customer of the Company within five years prior to the termination of Employee's employment on behalf of himself or any other party, unless the Company has consented; in such event the Company shall receive all proceeds from such sales) less any agreed upon commissions) or fee(s)- Employee agrees not to solicit such accounts on behalf of himself or any party other than the Company.

         (c) Employee shall not use any confidential information or assist in or design, produce, manufacture any metal tubes for any other person, entity or company which is competitive with the Company



         (d) The parties have attempted to limit Employee's rights to compete only to the extent necessary to protect the Company from UNFAIR competition. The parties recognize, however, that reasonable people may differ in making such a determination, Consequently, the parties hereby agree that, if the scope or enforceability of the restrictive covenant is in any way disputed at any time, a court or other trier of fact may modify and enforce the covenant to the extent that it believes to be reasonable under the circumstances existing at that time.



         13. REMEDIES. Employee acknowledges (a) that compliance with Section 10 hereof is necessary to protect the business and good will of the Company and
(b) that a breach of any of the covenants made in Section 10 will irreparably and continually damage the Company, for which money damages may not be adequate.

            (i) Consequently, Employee agrees that, in the event that Employee breaches or threatens to breach any of the covenants of this Agreement, the Company shall be entitled to both (1) a preliminary or permanent injunction in order to prevent the continuation of such harm, and (2) money damages insofar as they can be determined_ Nothing in this Agreement, however, shall be construed to prohibit the Company from also pursuing any other remedy, the parties having agreed that all remedies shall be cumulative.

            (ii) The Company shall be entitled to recover the amount of fees, compensation, or other remuneration earned or received by Employee as a result of any such breach as money damages for the period of time during which Employee violates these covenants. In the event the Company is successful in obtaining judicial enforcement of this Agreement, seeking either legal or equitable relief, or both, the Company shall be entitled to recover from Employee the reasonable attorneys' fees and costs which the Company will pay or become obligated to pay.

         14. ARBITRATION.  In  the  event  of  any  dispute,   controversy,  or
misunderstanding arising between the parties hereto, which may directly or indirectly concern or involve any of the terms, warranties, representations, covenants or conditions hereof, the parties agree that such controversy shall be settled by arbitration in the City of Hartford, Connecticut in accordance with the Rules of the American Arbitration Association. One arbitrator shall be named by each party involved in the dispute and, if as a result thereof there is an even number of arbitrators, then an additional arbitrator shall be named by the arbitrators so chosen. Judgment upon the award rendered by the arbitrators may be noted in any Court having jurisdiction thereof. The costs of arbitration shall be shared equally by all the parties involved.

         15. WAIVER_ Failure to insist upon strict compliance with any of the terms, covenants or conditions hereof shall not be deemed a waiver of such term, covenant or condition, nor shall any waiver of such term, covenant or condition, or relinquishment of any right or power hereunder at any one time or more time be deemed a waiver or relinquishment of such right or power at any other time or times.

         16. SEVERABILITY. The invalidity or unenforceability of any provision hereof shall in no way affect the validity or enforceability of any other provision.

         17. MODIFICATION. This Agreement may not be changed, modified or discharged except in writing signed by both parties.

         18. BENEFIT. Except as otherwise herein expressly provided, this Agreement shall inure to the benefit of and be binding upon the Company, its successors and assigns, and the Employee, his heirs, executors, administrators and legal representatives, provided that the obligations of employment hereunder may not be delegated


         19. MERGER. This Agreement neither merges with, destroys or terminates, nor is merged with, destroyed or terminated, by virtue of the application of the law of merger or as a matter of law, any agreements previously or currently in effect or existing between the parties hereto, unless expressly intended in a writing signed by the parties hereof. The agreements and covenants contained herein are between the parties hereof and are supplemental to and/or contemporaneous with all other agreements between the parties hereof. This Agreement neither merges with, destroys or terminates, nor is merged with, destroyed by or terminated by, by virtue of the application of the law of merger or as a matter of law, any future agreements hereafter entered into between the parties hereof, unless expressly intended in a writing signed by the parties hereof.

         20. SITUS. This Agreement shall be governed by the laws of the State of Connecticut.

         SIGNATURE, the parties hereto have executed this Agreement the day and year first above written.

THERMODYNETICS, INC.                                 Employee


By___________________                                By___________________

         Its